As filed with the Securities and Exchange Commission on September 30, 2000
                                                 Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                              KIRLIN HOLDING CORP.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                        11-3229358
      State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization                      Identification Number)

                              6901 JERICHO TURNPIKE
                             SYOSSET, NEW YORK 11791

                    (Address of Principal Executive Offices)


                                 1994 STOCK PLAN
                                 1996 STOCK PLAN

                            (Full Title of the Plans)


                         ANTHONY J. KIRINCIC, President
                              Kirlin Holding Corp.
                              6901 Jericho Turnpike
                             Syosset, New York 11791
                                 (800) 899-9400
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:

                              PETER M. ZIEMBA, ESQ.
                            Graubard Mollen & Miller
                                600 Third Avenue

                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

                                                  CALCULATION OF REGISTRATION FEE

                                                                      Proposed maximum      Proposed maximum
Title of Securities                               Amount to be         offering price         aggregate            Amount of
to be registered                                  registered(1)           per share         offering price      registration fee
=============================================  =================== =======================  ==================  ==================
Common Stock issuable upon exercise of                2,600 shares           $1.25                $11,500.00            $3.04
options granted and outstanding under the             8,000 shares           $1.03125
Registrant's 1994 Stock Plan ("1994 Plan")(2)

Common Stock issuable under awards which
may be granted under the Registrant's 1994        4,159,584 shares           $2.125            $8,839,116.00        $2,333.53
Plan(3)

Common Stock issuable upon exercise of              612,000 shares           $3.875
options granted and outstanding under the            20,000 shares           $1.484375
Registrant's 1996 Stock Plan ("1996 Plan")(2)        10,000 shares           $3.40625          $4,274,129.95        $1,128.37
                                                    307,300 shares           $4.0315
                                                    100,000 shares           $6.00
Common Stock issuable under awards which
may be granted under the Registrant's 1996        4,438,400 shares           $2.125            $9,431,600.00        $2,489.94
Plan(3)

Common Stock subject to restricted stock            432,700 shares           $2.125              $919,487.50          $242.74
grants(3)(4)

Common Stock under Deferred Commission with       2,000,000 shares           $2.125            $4,250,000.00        $1,122.00
the 1996 Plan(3)
                                                                                               -------------        ----------
                                                                                  TOTAL       $27,725,833.45        $7,319.62
=============================================  =================== =====================  ====================  ===============

________________________________________

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 1994 Plan and the 1996 Plan in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) Based on the last sale price of a share of our Common Stock as reported by The Nasdaq Stock Market on September 26, 2000 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

(4) Shares subject to restricted stock grants that have not yet vested under the Registrant's 1996 Plan, which if forfeited will become available for future grant. We are registering the possible future grant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information. *


              * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the SEC are incorporated by reference in this registration statement:

          o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

          o our Quarterly Report on Form 10-QSB for the period ended June 30, 2000;

          o    our Proxy Statement dated July 12, 2000; and

          o the description of our common stock, par value $.0001 per share, contained in our registration statement on Form 8-A (dated December 30, 1994) filed with the SEC pursuant to Section 12(g) of the Exchange Act, as amended on January 18, 1995.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Our common stock is registered under Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best




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


interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

         Section 145 further provides:

         o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

         o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

         o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

         o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Our Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         We may provide liability insurance for each of our directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers. We currently maintain such liability insurance.

         Article 10 of our Certificate of Incorporation eliminates the personal liability of our directors for any monetary damages for breaches of fiduciary duty as a director, provided that such breach does not involve (i) a breach of the director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the General Corporation Law of the State of Delaware, or (iv) a transaction from which the director an improper benefit.

         Additionally, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by applicable law. The indemnification agreements will continue until and terminate upon the later of (i) ten years after the date that the indemnitee has ceased to serve as a director or officer for us or any entity which the indemnitee served

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



at our request, or (ii) the final termination of all pending proceedings in respect of which the indemnitee is granted rights of indemnification or advancement of expenses or any proceeding commenced by the indemnitee.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.   Description
-----------   ------------
    4.1*      1994 Stock Plan

    4.2**     1996 Stock Plan

    4.3 Kirlin Securities, Inc. Deferred Commission Plan for Periods Subsequent to June 30, 2000. (Shares being issued under 1996 Stock Plan)

    5.1       Opinion of Graubard Mollen & Miller

   23.1 Consent of Goldstein Golub Kessler LLP, independent auditors for the registrant

   23.2       Consent of Graubard Mollen & Miller (Included in Exhibit 5.1)

   24.1       Power of Attorney (Included on Signature page)

* Previously filed as Exhibit 10.2 to the registrant's Form SB-2 Registration Statement (No. 33-84512), declared effective November 14, 1994, and incorporated herein by reference thereto.

** Previously filed as Appendix A to registrant's Definitive Proxy Statement dated May 8, 1996, and incorporated herein by reference thereto.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the



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



         changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Syosset, State of New York, on this 29th day of September, 2000.

                                       KIRLIN HOLDING CORP.


                                       By: /s/ Anthony J. Kirincic
                                           -------------------------------
                                           Anthony J. Kirincic, President
                                           and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Kirincic and David O. Lindner his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                Title                                   Date
-------------             -----                                   ----

/s/ David O. Lindner      Chairman of the Board of Directors  September 29, 2000
------------------------  and-Chief-Executive-Officer
David O. Lindner          (Principal Executive Officer)


/s/ Anthony J. Kirincic   Director, President and Chief       September 29, 2000
------------------------  Financial-Officer-(Principal-
Anthony J. Kirincic       Financial Officer)


/s/ Barry Shapiro         Controller (Principal               September 29, 2000
------------------------  Accounting-Officer)
Barry Shapiro


/s/ Edward J. Casey       Director                            September 29, 2000
------------------------
Edward J. Casey

/s/ Harold Paul           Director                            September 29, 2000
------------------------
Harold Paul

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

                                                   EXHIBIT INDEX

Exhibit No.     Description

Exhibit No.   Description
-----------   ------------
    4.1*      1994 Stock Plan

    4.2**     1996 Stock Plan

    4.3 Kirlin Securities, Inc. Deferred Commission Plan for Periods Subsequent to June 30, 2000. (Shares being issued under 1996 Stock Plan)

    5.1       Opinion of Graubard Mollen & Miller

   23.1 Consent of Goldstein Golub Kessler LLP, independent auditors for the registrant

   23.2       Consent of Graubard Mollen & Miller (Included in Exhibit 5.1)

   24.1       Power of Attorney (Included on Signature page)

* Previously filed as Exhibit 10.2 to the registrant's Form SB-2 Registration Statement (No. 33-84512), declared effective November 14, 1994, and incorporated herein by reference thereto.

** Previously filed as Appendix A to registrant's Definitive Proxy Statement dated May 8, 1996, and incorporated herein by reference thereto.



                                     7